UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10/A

Amendment No. 1

General Form for Registration of Securities

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

STRATOS RENEWABLES CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	20-1699126
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

3535 Executive Terminal Drive, Henderson, NV	89052
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702)-840-4433

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Exchange Act:

Title of each class to be so registered	Name of Exchange on which each class is to be registered
Common Stock, $0.001	N/A

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Stratos Renewables Corporation filed a Form 10 on September 27, 2021 and inadvertently failed to check the applicable boxes on the cover page and also changed some of the footnotes to its financial statements. This Amendment No. 1 to Form 10 amends and restates the cover page to check the applicable boxes and amends and restates the footnotes to the financial statements. Except as so amended, the Form 10 is unchanged.

Stratos Renewables is an “emerging growth company” as defined under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements in future reports that we file with the United States Securities and Exchange Commission, or SEC.

Stratos Renewables is a “smaller reporting company” as defined in Exchange Act Rule 12b-2. However, we are not currently electing to take advantage of the scaled disclosure available to smaller reporting companies.

i

FORWARD LOOKING STATEMENTS

There are statements in this Form 10 that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire Form 10 carefully, especially the risks discussed under “Risk Factors.” Although management believes that the assumptions underlying the forward looking statements included in this Form 10 are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In the light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Form 10 will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

ii

Item 1. Description of Business

Organizational History

We were incorporated in the State of Nevada on September 29, 2004 as New Design Cabinets, Inc. Prior to the closing of the Share Exchange, as described below, we were an operating public company, attempting to establish a base of operations in the custom cabinetry and furniture industry as a builder of specialty, custom designed cabinets and wine racks. From inception to the closing of the Share Exchange, we had limited operations and generated a total of $61,900 in revenues from the sale of wine rack “kits” and the oversight of various construction activities.

On November 14, 2007, pursuant to the Agreement Concerning the Exchange of Securities or the Share Exchange Agreement (the “Share Exchange”), by and among New Design Cabinets, Inc., Stratos Peru and the security holders of Stratos Peru, we acquired 999 or 99.9% of the issued and outstanding shares of common stock of Stratos Peru, and issued 45,000,000 shares of our common stock, par value $0.001, to the former common stockholders of Stratos Peru. Upon consummation of the Share Exchange, we commenced our business plan to develop ethanol and sugar products in Peru through the cultivation, harvesting and processing of sugarcane in low cost growing locations.

Stratos Peru was incorporated in Lima, Peru, on February 27, 2007, under the name Estratosfera del Peru S.A.C. or Estratosfera. On July 11, 2007, the shareholders of Estratosfera changed the name of the company from Estratosfera del Peru S.A.C. to Stratos del Peru S.A.C.

Effective November 20, 2007, we amended our articles of incorporation to change our name to “Stratos Renewables Corporation.”

Our last financial report was a Form 10-Q filed November 17, 2009 for the quarter ended September 30, 2009.

On March 25, 2010, we filed a Form 15 with the Securities Exchange Commission (the “SEC”) to voluntarily effect the deregistration of our common stock. We were eligible to deregister by filing a Form 15 because we had fewer than 300 holders of record of our common stock. Upon the filing of a Form 15, our obligation to file certain reports with the SEC, including Forms 10-K, 10-Q and 8-K, were immediately suspended.

1

On June 15, 2021, George Sharp was appointed as our custodian by Order Granting Motion to Appoint George Sharp as Custodian and For Temporary Restraining Order on Order Shortening Time (Case No. A-21-835772-B, Dept. No.: 13) issued by the District Court of the State of Nevada in and for Clark County (the “Court Order”). Under his authority as Custodian George Sharp appointed himself as the sole member of the Board and President, Secretary and Treasurer of the Company by resolutions of the registrant’s Board of Directors on June 15, 2021. On August 29, 2021, in recognition of the $50,000 cash invested and $50,000 in consulting fees accrued by George Sharp for professional and regulatory fees to reinstate the registrant in the State of Nevada and to have the Company become current in its filings under the SEC’s recently imposed requirements for public companies operating under SEC Rule 15c2-11 that mandates the filing of current financial and corporate disclosures to be submitted to OTC Markets by June 30, 2021 and to have OTC Markets declare the Company “current” by September 30, 2021, the Board issued 300,000 shares of the authorized “blank check” preferred stock to George Sharp with 10,000 votes for each share of preferred stock to give voting control to Mr. Sharp. Mr. Sharp engaged BF Borgers CPA PC as the Company’s auditor to audit the financial statements prepared under Mr. Sharp’s supervision to allow for the necessary filings with the SEC to have the Company be subject to the reporting requirements of the SEC, including the filing of annual and quarterly financial reports.

On September 21, 2021 we filed a Motion to Require Written Proof of Claim on Order Shortening Time in the District Court of the State of Nevada in and for Clark County under NRS 78.347, 78.675 and other applicable provisions of Nevada law seeking an order barring unasserted claims against Stratos Renewables and likewise barring all creditors and claimants of Stratos Renewables from participating in the distribution of the assets of the Corporation as set forth in NRS 78.675.

Our Business

Based on our proposed business activities, we are a “blank check” company. The SEC defines those companies as “any development stage company that is issuing a penny stock, within the meaning of Section 3(a)(51) of the Exchange Act of 1934, as amended, (the “Exchange Act”) and that has no specific business plan or purpose or has indicated that its business plan is to merge with an unidentified company or companies.” Under SEC Rule 12b-2 under the Securities Act of 1933, as amended (the “Securities Act”), we also qualify as a “shell company,” because we have no or nominal assets (other than cash) and no or nominal operations. Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions. We intend to comply with the periodic reporting requirements of the Exchange Act for so long as we are subject to those requirements.

Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. We will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business or be acquired should such a reasonable opportunity arise.

We intend to either retain an equity interest (common or preferred stock) in any private company we engage in a business combination or we may receive cash and/or a combination of cash and equity from any private company with which we complete a business combination. Our desire is that the value of such consideration paid to us would be beneficial economically to our shareholders though there is no assurance of that happening.

Potential Target Companies

A business entity, if any, which may be interested in a business combination with us may include the following:

●	a company for which a primary purpose of becoming public is the use of its securities for the acquisition of assets or businesses;

●	a company which is unable to find an underwriter of its securities or is unable to find an underwriter of securities on terms acceptable to it;

●	a company which wishes to become public with less dilution of its common stock than would occur upon an underwriting;

●	a company which believes that it will be able to obtain investment capital on more favorable terms or more easily after it has become public;

●	a foreign company which may wish an initial entry into the United States securities market;

●	a special situation company, such as a company seeking a public market to satisfy redemption requirements under a qualified Employee Stock Option Plan; and

●	a company seeking one or more of the other perceived benefits of becoming a public company.

The analysis of new business opportunities will be undertaken by or under the supervision of our officers and directors. We have unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In our efforts to analyze potential acquisition targets or merger partners, we will consider the following kinds of factors:

●	Potential for growth, indicated by new technology, anticipated market expansion or new products;

●	Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

●	Strength and diversity of management, either in place or scheduled for recruitment;

●	Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

●	The cost of participation by the Company as compared to the perceived tangible and intangible values and potentials;

●	The extent to which the business opportunity can be advanced;

●	The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and

●	Other relevant factors.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data.

Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. In light of our limited capital available for investigation, we may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

Any private company could seek to become public by filing its own registration statement with the SEC and avoid compensating us in any manner and, therefore, there may be no perceived benefit to any private company seeking a business combination with us. We are obligated under SEC Rules to file a Form 8-K with the SEC within four (4) days of completing a business combination, which would include information required by Form 10 on the private company. It is possible that, prior to the Company successfully consummating a business combination with an unaffiliated entity, that entity may desire to employ or retain members of our management for the purposes of providing services to the surviving entity. However, the offer of any post-transaction employment to a member of management will not be a consideration in our decision whether to undertake any proposed transaction.

We have not yet entered into any definitive business combination agreement, nor do we have any binding commitment or understanding to enter or become engaged in a transaction. Further, no assurances can be given that we will be able to enter into or complete a business combination, as to the terms of a business combination, or as to the nature of the target company.

Form of Acquisition

The manner in which we participate in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of our shareholders and the target candidate or, if any, the promoters of the opportunity, as well as our relative negotiating strength with such other involved parties.

2

It is likely that we will acquire its participation in a business opportunity through the issuance of our common stock or other securities. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called “tax free” reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other “tax free” provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares. Under other circumstances, depending upon the relative negotiating strength of the parties, prior stockholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity. This could result in substantial additional dilution to the equity of those who were our stockholders prior to such reorganization.

Our current stockholders will likely not have control of a majority of our voting shares following a reorganization transaction. As part of such a transaction, all or a majority of tour directors may resign and new directors may initially be appointed without a vote by stockholders.

In the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by stockholders. In the case of a statutory merger or consolidation directly involving the Company, it may, however, be necessary to call a stockholders’ meeting and obtain the approval of the holders of a majority of the outstanding shares. The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and may also give rise to certain appraisal rights to dissenting stockholders, if any. Most likely, management will seek to structure any such transaction so as not to require stockholder approval.

We may seek to locate a target company through solicitation. Such solicitation may include, but is not limited to, media advertisements, mailings and other distributions to law firms, accounting firms, investment bankers, financial advisors and similar persons, the use of one or more web sites and/or similar methods. We may also utilize consultants in the business and financial communities for referrals of potential target companies.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation would not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in our loss of the related costs incurred.

All such costs for the next 12 months and beyond such time will be paid with money in our treasury, if any, or possibly with additional money contributed by George Sharp, our sole director and officer, or another source identified by him.

We are voluntarily filing this Registration Statement with the SEC since we are not under any obligation to do so under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Reports to Security Holders

By filing this Registration Statement on Form 10 we will become subject to all of the reporting obligations required by Section 13(a) of the Exchange Act, including the obligation to file audited financial statements of any target business we may acquire as part of our Current Report on Form 8-K to be filed with the SEC upon consummation of a merger or acquisition. If such audited financial statements are not available at closing, or within time parameters necessary to ensure our compliance with the requirements of the Exchange Act, or if the audited financial statements provided do not conform to the representations made by the target company, the closing documents may provide that the proposed transaction will be voidable at the discretion of our present management.

The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at the EDGAR Company Search page of the SEC’s Web site, the address for which is “www.sec.gov.”

3

Competition

We will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than us. In view of our limited financial resources and limited management availability, we may be at a competitive disadvantage compared to our competitors.

Employees

We presently have no employees. George Sharp, our President, Secretary and Treasurer, is engaged in outside business activities and anticipates that he will devote to our business a limited time until the acquisition of a successful business opportunity has been identified. We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

Our Principal Office

Our principal office in space provided to us by Mr. Sharp at 3535 Executive Terminal Drive, Henderson, NV 89052 and our telephone number is (702)-840-4433.

Item 1A Risk Factors

Risks Related to Our Operations

If our business plans are not successful, we may not be able to continue operations as a going concern and our stockholders may lose their entire investment in us.

We have no revenues and no operating business. We had a net loss of $0.00 and $0.00 for the years ended December 31, 2020, and 2019, respectively, and a net loss of $0.00 for the six months ended June 30, 2021, and a working capital deficit of ($0.00) and an accumulated stockholders’ deficit of (0.00) at June 30, 2021. The report of our independent registered public accountants on our financial statements for the year ended December 31, 2020 states that these conditions, among others, raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our continued operations, which is dependent in turn upon our ability to meet our financial requirements, raise additional capital, and the success of our future operations.

Our principal business objective for the next twelve months will be to seek, investigate and, if such investigation warrants, engage in a business combination with a private entity whose business presents an opportunity for our stockholders. We cannot assure you that we can identify a suitable business opportunity and consummate a business combination.

We may require financing to acquire any business.

We may require financing to find an acquisition candidate and consummate a transaction. We cannot assure you that we will be successful in obtaining financing or locating a business to acquire or consummating a transaction or that any business we might acquire will be operated in a profitable manner.

We expect losses in the future because we have no revenue.

As we have no current revenue, we are expecting losses over the next 12 months because we do not yet have any revenues to offset the expenses associated with operating our company. We are not currently engaged in any revenue generating activities and cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

4

As a blank check company, we must comply with Rule 419 of the Securities Act if we undertake an offering of our common stock.

The Securities Act defines a “blank check company” as a development stage company that has no specific business plan or purpose whose business plan is to merge with an unidentified company or companies. Thus, we are a blank check company. Rule 419 of the Securities Act requires, in the case of a registered offering of our common stock, that we undertake certain procedural steps before any shares of stock or the proceeds of the offering are released. Such requirements include:

Depositing the net offering proceeds in escrow until an acquisition has been completed;

Depositing all securities sold in the public offering into escrow until the acquisition has been completed;

Giving public shareholders an opportunity to consider any proposed acquisition and a chance to either approve the transaction and retain their shares or get at least 90% of their funds returned from the escrow.

The need to comply with the provisions of Rule 419 could deter a target company from seeking to complete a transaction with us.

As a shell company, we are not eligible to rely upon Form S-8 to issue our securities and are subject to enhanced reporting requirements.

As a shell company we are not eligible to rely upon Form S-8 to issue securities. Further, as a blank check we are subject to enhanced specific reporting requirements, including requirements as to the information to be disclosed in connection with any public offering of our securities as specified in Rule 419. These enhanced disclosure provisions and the rights to be provided to any purchaser in a public offering of our securities impose substantial costs on and impediments to a public offering of our common stock.

Because we are a shell company and have no business, holders of our common stock may not rely upon Rule 144 until disclosure provisions applicable to blank check companies are satisfied.

Rule 144 provides that shares of our common stock may not be sold under Rule 144 until we have ceased to be a shell company and one year has elapsed from the date on which we have filed Form 10 information. Thus, a holder of our common stock may be required to hold his shares indefinitely.

Our common stock is subject to a “STOP” warning label on OTC PINK.

Our common stock is quoted on OTC Pink and is currently subject to a “STOP” warning on the OTC Pink. We are subject to a “STOP” warning as a result of our failure to provide any information to the public regarding our business and operations since we filed our Quarterly Report for the period ended September 30, 2009 with the SEC on November 17, 2009, suspending our obligation to file reports with the Securities and Exchange Commission. Being subject to a “STOP” warning severely limits the number of investors that might purchase our common stock and effectively prevents the development of an active trading market in our shares. We can provide no assurance as to whether OTC Markets Group, Inc., will ever remove the “STOP” sign currently applicable to our common stock.

As a blank check company, our shareholders may face significant restrictions on the resale of our common stock due to state “blue sky” laws and due to the applicability of Rule 419.

There are state “blue sky” regulations that may adversely affect the transferability of our common stock. We have not registered our common stock for resale under the securities or “blue sky” laws of any state. We are under no obligation to register or qualify our common stock in any state or to advise the shareholders of any exemptions.

We do not have any agreement for a business combination or other transaction.

We have not yet entered into any definitive agreement, nor do we have any binding commitment or understanding to enter into or become engaged in a merger with, joint venture with or acquisition of, a private or public entity. We cannot assure you that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. We cannot guarantee that we will be able to negotiate a business combination on favorable terms, and there is consequently a risk that future funds allocated to the purchase of our shares will not be invested in a company with active business operations.

5

Our future success is highly dependent on the ability of management to locate and attract a suitable acquisition.

The success of our proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified target company. While business combinations with entities having established operating histories are preferred, there can be no assurance that we will be successful in locating candidates meeting such criteria. The decision to enter into a business combination will likely be made without detailed feasibility studies, independent analysis, market surveys or similar information which, if we had more funds available to us, would be desirable. In the event we complete a business combination the success of our operations will be dependent upon management of the target company and numerous other factors beyond our control. We cannot assure you that we will identify a target company and consummate a business combination.

There is competition for those private companies suitable for a merger transaction of the type contemplated by management.

We are in a highly competitive market for business opportunities which could reduce the likelihood of consummating a successful business combination. We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including Special Purpose Acquisition Corporations (“SPACs”), small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

We have not conducted market research to identify business opportunities, which may affect our ability to identify a business to merge with or acquire.

We have neither conducted nor have others made available to us results of market research concerning prospective business opportunities. Therefore, we have no assurances that market demand exists for a merger or acquisition as contemplated by us. It may be expected that any target business or transaction will present a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available. There is no assurance that we will be able to acquire a business opportunity on terms favorable to us. Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our stockholders.

Management intends to devote only a limited amount of time to seeking a target company which may adversely impact our ability to identify a suitable acquisition candidate.

While seeking a business combination, George Sharp, our President, Secretary and Treasurer, anticipates devoting a limited time to our affairs. In addition, Mr. Sharp has not entered into a written employment agreement with us and is not expected to do so in the foreseeable future. Accordingly, his limited commitment may adversely impact our ability to identify and consummate a successful business combination.

We are dependent on the services of George Sharp, our President, Secretary and Treasurer, to obtain capital required to implement our business plan and for identifying, investigating, negotiating and integrating potential acquisition opportunities. The loss of the services of Mr. Sharp could have a substantial adverse effect on us.

Our ability to acquire an operating business will be largely contingent on our ability to retain George Sharp upon whom we will rely to obtain capital required to implement our business plan and for identifying, investigating, negotiating and integrating potential acquisition candidates and to attract and retain a highly qualified corporate and operations level management team. The loss of the services of Mr. Sharp could have a substantial adverse effect on us.

6

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into a merger or acquisition with the most attractive private companies.

Target companies that fail to comply with SEC reporting requirements may delay or preclude acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including audited financial statements for the company acquired. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

We may be subject to further government regulation which would adversely affect our operations.

Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the “Investment Company Act”), since we will not be engaged in the business of investing or trading in securities. If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

Any potential acquisition or merger with a foreign company may subject us to additional risks.

If we enter into a business combination with a foreign concern, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

If we fail to develop and maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud, as a result, current and potential stockholders could lose confidence in our financial reports, which could harm our business and the trading price of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. Section 404 of the Sarbanes-Oxley Act of 2002 requires us to evaluate and report on our internal controls over financial reporting. Compliance with Section 404 requires that we strengthen, assess and test our system of internal controls to provide the basis for our report. The process of strengthening our internal controls and complying with Section 404 is expensive and time consuming and requires significant management attention. We cannot be certain that the measures we undertake will ensure that we will maintain adequate controls over our financial processes and reporting in the future. Furthermore, if we are able to rapidly grow our business, the internal controls that we will need will become more complex, and significantly more resources will be required to ensure our internal controls remain effective. Failure to implement required controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we discover a material weakness in our internal controls, the disclosure of that fact, even if the weakness is quickly remedied, could diminish investors’ confidence in our financial statements and harm our stock price. In addition, non-compliance with Section 404 could subject us to a variety of administrative sanctions, including the suspension of trading, ineligibility for listing on the OTC Markets, and the inability of registered broker-dealers to make a market in our common stock, which would further reduce our stock price.

7

Our sole officer and director, who will be responsible for preparing our financial statements and evaluating the effectiveness of our internal controls over financial reporting is not qualified to do so.

George Sharp, our sole officer and director, has not been trained in accounting and has relevant but not extensive knowledge of United States Generally Accepted Accounting Principles and the rules and regulations of the SEC applicable to financial reporting or to being a public company generally and limited experience in preparing financial statements in accordance with U.S. GAAP and evaluating the effectiveness of internal controls over financial reporting.

Our lack of adequate accounting personnel is a material weakness in our financial reporting.

A company is deemed to have a material weakness in financial reporting when one or more of its internal controls over financial reporting are ineffective. Because we lack accounting personnel with training and experience in U. S. GAAP, financial reporting and the design and evaluation of internal controls over financial reporting, we have a material weakness which could result in a material misstatement in our financial statements. Any misstatement in our financial statements could cause us to have to restate our financial statements, which would be expensive, time consuming and adversely impact our ability to realize our business plan.

You will not have the ability to determine the outcome of matters requiring stockholder approval, including the acquisition of a target business.

It is anticipated that any acquisition we consummate will not require the consent of our shareholders. As a result, you will not have the ability to determine the outcome of matters related thereto.

There is no active trading market for our shares of common stock.

There is no active trading market for our common stock. There can be no assurance that a regular trading market for our securities will develop, or that if one develops, that it will be sustained. The trading price of our securities could be subject to wide fluctuations, in response to announcements by us or others, developments affecting us, and other events or factors. In addition, the stock market has experienced extreme price and volume fluctuations in recent years. These fluctuations have had a substantial effect on the market prices for many companies, often unrelated to the operating performance of such companies, and may adversely affect the market prices of the securities. Such risks could have an adverse effect on the stock’s future liquidity.

Our common stock is subject to the “Penny Stock” Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

To approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience and objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common shares and cause a decline in the market value of our stock.

8

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Under our Articles of Incorporation, our Board of Directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to adversely affect stockholder voting power and perpetuate the board’s control over our company.

Our Board of Directors by resolution may authorize the issuance of up to 50 million shares of preferred stock. The issuance of preferred stock may adversely affect the voting power and other rights of the holders of common stock. Preferred stock may be issued quickly with terms calculated to discourage, make more difficult, delay or prevent a change in control of our company or make removal of management more difficult. As a result, the Board of Directors’ ability to issue preferred stock may discourage the potential hostile acquirer, possibly resulting in beneficial negotiations. Negotiating with an unfriendly acquirer may result in terms more favorable to us and our stockholders. Conversely, the issuance of preferred stock may adversely affect the market price of, and the voting and other rights of the holders of the common stock. On August 29, 2021 we issued 300,000 shares of Series A preferred stock to George Sharp, our President, Secretary and Treasurer.

We may, in the future, issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorizes the issuance of 350 million shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our common stock.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. We cannot assure you that you will be able to sell shares when you desire to do so.

Risks Related to Ownership of common stock and Operation as a Public Company.

We will incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to compliance efforts.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act and related SEC regulations have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. For example, on January 30, 2009, the SEC adopted rules requiring companies to provide their financial statements in interactive data format using the extensible Business Reporting Language, or XBRL. We are required to comply with these rules. Our management and other personnel will need to devote a substantial amount of time and financial resources to comply with these requirements, as well any new requirements implemented by the SEC. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly and could lead to a diversion of management time and attention from revenue generating activities to compliance activities. We are currently unable to estimate these costs with any degree of certainty. These rules and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our Board of Directors and board committees or as executive officers and more expensive for us to obtain director and officer liability insurance.

9

The Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA has adopted rules that require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

We do not foresee paying cash dividends on our common stock in the foreseeable future and, as a result, our investors’ sole source of gain, if any, will depend on capital appreciation, if any.

We do not plan to declare or pay any cash dividends on our shares of common stock in the foreseeable future. As a result, investors should not rely on an investment in our securities if they require the investment to produce dividend income. Capital appreciation, if any, of our shares may be investors’ sole source of gain for the foreseeable future. Moreover, investors may not be able to resell their shares of our common stock at or above the price they paid for them.

We cannot assure you that following a business combination with an operating business, our common stock will be listed on the Nasdaq Stock Market or any other securities exchange.

Following a business combination, we may seek the listing of our common stock on NASDAQ, NYSE Amex Equities, the OTC Markets or such other similar exchange. However, we cannot assure you that following such a transaction, we will be able to meet the initial listing standards of those or any other stock exchange, or that we will be able to maintain a listing of our common stock on either of those or any other stock exchange. After completing a business combination, until our common stock is listed on the NASDAQ or another stock exchange, we expect that our common stock would be eligible to trade and/or be quoted on the OTC Bulletin Board, another over-the-counter quotation system, or on the “pink sheets,” where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, we would be subject to an SEC rule that, if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital following a business combination.

ITEM 2.	FINANCIAL INFORMATION.

The following discussion should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements. All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. We will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire or be acquired by any type of business.

We do not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing business combinations for the next 12 months and beyond such time will be paid with money in our treasury, if any, or with additional money contributed by George Sharp, our sole director and officer, and a stockholder, or another source.

10

During the next 12 months, we anticipate incurring costs related to:

(i)	filing of Exchange Act reports, as well as costs associated with retaining an independent registered audit firm, and
(ii)	investigating, analyzing and consummating an acquisition, merger, sale and any expert or advisor costs related thereto.

We believe we will be able to meet these costs through use of funds in our treasury and additional amounts, as necessary, to be loaned to or invested in us by our stockholders, management or other investors.

We may consider, but management is not limited to, a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

There are currently, as of the date of this Registration Statement, no preliminary contacts or discussions with any representative of any other entity regarding a business combination with us. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may affect a business combination with an entity in an industry characterized by a high level of risk and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will be able to properly ascertain or assess all significant risks.

Our management anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing, and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management’s plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it may not permit us to offset potential losses from one venture against gains from another.

We anticipate that the selection of a business combination will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries, the ongoing global COVID-19 pandemic and shortages of available capital, our management believes that there are numerous firms seeking even the limited additional capital that we will have and/or the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

Item 3.	Properties.

We currently neither rent nor own any real property. We utilize the office space and equipment of its management at no cost. Management estimates such amounts to be immaterial. We currently have no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

11

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

Security ownership of certain beneficial owners.

The following tables set forth the ownership of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending arrangements that may cause a change in control. However, it is anticipated that there will be one or more change of control, including adding members of management, possibly involving the private sale or redemption of our principal shareholder’s securities or our issuance of additional securities, at or prior to the closing of a business combination.

The information presented below regarding beneficial ownership of our voting securities that has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

Name and Address(1)	Amount and Nature of Beneficial Ownership		Percentage of Class(2)
George Sharp)(3)	550,000	(4)	56.2%
All Officers and Directors as a group (1 person)	550,000	(4)	56.2%

(1)	The address for the person named in the table above is c/o the Company.
(2)	Based on 235,176,673 shares outstanding as of the date of this registration statement.
(3)	George Sharp is President, Secretary, Treasurer and sole Director of the Company.
(4)	George Sharp owns 250,000 shares of our common stock and 300,000 shares of Series A preferred with each share of Series A preferred stock having the voting power of 10,000 shares of common stock.

This table is based upon information derived from our stock records. We believe that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned; except as set forth above, applicable percentages are based upon 235,176,673 shares of common stock outstanding as of September 1, 2021.

Item 5.	Directors and Executive Officers.

(a)	Identification of Directors and Executive Officers.

Our officers and directors and additional information concerning them are as follows:

Name	Age	Position(s)
George Sharp	61	President, Secretary, Treasurer and Director

12

George Sharp, 61 years old, has, for the past 17 years, served as a consultant to companies in a variety of contexts, including software development, assisting public companies with growth and regulatory compliance plans. Mr. Sharp is a well-known whistleblower and shareholder advocate, fighting against microcap fraud. He has exposed dubious activities involving various issuers to the public and regulatory bodies for the last 12 years. In June 2017, Mr. Sharp was engaged as a consultant by OTC Markets Group, Inc. to develop compliance processes to bring more timely and actionable data to the OTC market.

(b)	Significant Employees. None.

(c)	Family Relationships. None.

(d)	Involvement in Certain Legal Proceedings.

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last five years in any of the following:

●	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

●	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Item 6. Executive Compensation.

No officer or director has received any cash compensation from the Company since the inception of the Company; however, George Sharp received 300,000 shares of the authorized “blank check” preferred stock with 10,000 votes for each share of preferred stock to give voting control of the Company to Mr. Sharp. Until we acquire additional capital, it is not anticipated that any officer or director will receive compensation from us, other than reimbursement for out-of-pocket expenses incurred on behalf of the Company. Our officers and directors intend to devote limited time to our affairs.

We have no stock option, retirement, pension, or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future.

There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be disclosed.

We do not have a standing compensation committee or a committee performing similar functions, since the Board of Directors has determined not to compensate the officers and directors until such time that we complete a reverse merger or business combination.

On August 29, 2021, the Company issued 300,000 restricted shares of its Series A preferred stock to George Sharp. Mr. Sharp, the sole officer and director of the Company, is the majority shareholder of the Company. With respect to the issuance of shares of the Company’s Series A preferred made to Mr. Sharp, the Company relied upon Section 4(a)(2) of the Securities Act.

George Sharp is involved in other business activities and may, in the future, become involved in other business opportunities that become available. Mr. Sharp may face a conflict in selecting between the Company and his other business interests. The Company has not formulated a policy for the resolution of such conflicts.

13

Except as otherwise indicated herein, there have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 and Item 407(a) of Regulation S-K.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

We have not:

●	established our own definition for determining whether our directors and nominees for directors are “independent” nor have we adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system, though our current director would not be deemed to be “independent” under any applicable definition given that he is an officer of the Company; nor

●	established any committees of our Board of Directors.

Given the nature of our business, our limited stockholder base and the current composition of management, our Board of Directors does not believe that we require any corporate governance committees at this time. Our Board of Directors takes the position that either we will, and/or with management of a target business, will establish committees that will be suitable for our operations should we successfully consummate a business combination.

As of the date hereof, our Board of Directors serves as our audit committee.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

Since Mr. Sharp has been appointed as Conservator and became our President and sole director, we have engaged in the following transactions with our directors, executive officers, holders of more than 5% of our voting securities, and affiliates or immediately family members of our directors, executive officers and holders of more than 5% of our voting securities, and our co-founders. We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.

On August 29, 2021, in recognition of the $50,000 cash invested and $50,000 in consulting fees accrued by George Sharp for professional and regulatory fees to reinstate the registrant in the State of Nevada and to have the registrant become current in its filings under the SEC’s recently imposed requirements for public companies operating under SEC Rule 15c2-11, the Board issued 300,000 shares of the authorized “blank check” preferred stock to George Sharp with 10,000 votes for each share of preferred stock to give voting control to Mr. Sharp. We issued 300,000 shares of Series A preferred stock to Mr. Sharp.

Item 8.	Legal Proceedings.

There are presently no material pending legal proceedings to which the Company is a party or as to which any of its property is subject, and no such proceedings are known to the Company to be threatened or contemplated against it.

Item 9.	Market Price of and Dividends on the Company’s Common Equity and Related Stockholder Matters.

(a)	Market Information.

Our common stock does not trade, nor is it admitted to quotation, on any stock exchange or other trading facility. Management has no present plan, proposal, arrangement or understanding with any person with regard to the development of a trading market in any of our securities. We cannot assure you that a trading market for our common stock will ever develop. We have not registered our class of common stock for resale under the blue sky laws of any state and current management does not anticipate doing so. The holders of shares of our common stock, and persons who may desire to purchase shares of our common stock in any trading market that might develop in the future, should be aware that significant state blue sky law restrictions may exist which could limit the ability of stockholders to sell their shares and limit potential purchasers from acquiring our common stock.

We are not obligated by contract or otherwise to issue any securities and, there are no outstanding securities which are convertible into or exchangeable or exercisable for shares of our Common stock. All outstanding shares of our common stock are “restricted securities,” as that term is defined under Rule 144 promulgated under the Securities Act of 1933, because they were issued in a private transaction not involving a public offering. Accordingly, none of the outstanding shares of our common stock may be resold, transferred, pledged as collateral or otherwise disposed of unless such transaction is registered under the Securities Act of 1933 or an exemption from registration is available. In connection with any transfer of shares of our common stock other than pursuant to an effective registration statement under the Securities Act of 1933, the Company may require the holder to provide to the Company an opinion of counsel to the effect that such transfer does not require registration of such transferred shares under the Securities Act of 1933.

Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, shell companies, like us, unless the following conditions are met:

14

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

●	at least one year has elapsed from the time that the issuer filed current comprehensive “Form 10” disclosure with the SEC reflecting its status as an entity that is not a shell company.

Neither the Company nor its officer and director has any present plan, proposal, arrangement, understanding or intention of selling any unissued or outstanding shares of common stock in the public market subsequent to a business combination. Nevertheless, in the event that a substantial number of shares of our common stock were to be sold in any public market that may develop for our securities subsequent to a business combination, such sales may adversely affect the price for the sale of the common stock in any such trading market. We cannot predict what effect, if any, market sales of currently restricted shares of common stock or the availability of such shares for sale will have on the market prices prevailing from time to time, if any. In addition, in the event we were to be acquired by an operating company which were to then become our majority shareholders in a post-acquisition transaction, then such new management and/or Board of Directors will make any decisions as to any post-acquisition sales of securities into the public market, or privately sold, shares of securities, as current management will likely no longer be in a management or board position, and will no longer have control or discretion as to such matter in that situation.

(b)	Holders.

As of September 1, 2021, there were 114 record holders of an aggregate of 235,176,673 shares of our common stock issued and outstanding.

(c)	Dividends.

We have not paid any cash dividends to date and do not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Company’s business.

(d)	Securities Authorized for Issuance under Equity Compensation Plans.

None.

Item 10.	Recent Sales of Unregistered Securities.

Since January 1, 2018 the Company has issued and sold the following securities without the benefit of registration under the Securities Act of 1933, as amended:

Issuances Pursuant to Section 4(a)(2) and Regulation D of the Securities Act of 1933, as amended:

On August 29, 2021, the Company issued 300,000 restricted shares of its Series A preferred stock to George Sharp. Mr. Sharp, the sole officer and director of the Company, is the majority shareholder of the Company. We relied upon Section 4(a)(2) and Regulation D of the Securities Act of 1933, as amended for this issuance of Series A preferred stock. We believed that Section 4(a)(2) and Regulation D was available because:

●	This issuance did not involve underwriters, underwriting discounts or commissions;

●	We placed restrictive legends on all certificates issued;

●	No sales were made by general solicitation or advertising;

●	Sales were made only to accredited investors

15

We currently have no commitments to issue any shares of common stock; however, we may issue a substantial number of additional shares in connection with a business combination, or as part of a post-combination financing transaction. Since we will likely issue additional shares of common stock in connection with a business combination or subsequent financing transaction, our existing stockholders may experience substantial dilution in their shares in either event. However, it is impossible to predict whether a business combination or financing transaction will ultimately result in dilution to existing shareholders. For example only, and not to the exclusion of other possible scenarios, if the target company or acquiror has a relatively weak balance sheet or in need of capital for operational expansion purposes, a business combination may result in significant dilution. If a target company or acquiror has a relatively strong balance sheet, there may be little or no dilution.

See description of our previously issued convertible notes in Item 11(b) below, which is incorporated by reference into this Item 10.

Item 11.	Description of Registrant’s Securities to be Registered.

Authorized Capital Stock

The authorized capital stock of the Company currently consists of 350,000,000 shares of common stock, par value $0.001 per share, of which there are 235,176,673 issued and outstanding. The following summarized the important provisions of the Company’s capital stock.

Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights and are not subject to such state laws that would require or facilitate cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

No stockholder of the Company shall, solely by reason of being a stockholder, have any preemptive right to acquire additional, unissued or treasury shares of the Company, or securities convertible into or carrying a right to subscribe to or to acquire any shares of any class of the Company now or hereafter authorized.

Preferred Stock

The Board of Directors has authorized 50,000,000 shares of Preferred Stock, par value $.001 per share. As of the date of filing of this registration statement, no shares of preferred stock have been authorized, issued or are outstanding.

In the event that our Board of Directors of the Company determines to issue preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. We have no present plans to issue any preferred stock.

The description of certain matters relating to our securities and our articles of incorporation is a summary and is qualified in its entirety by the provisions of our Amended Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to this Form 10.

16

Dividends

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our Board of Directors. We presently intend to retain all earnings, if any, for use in its business operations and, accordingly, our Board of Directors does not anticipate declaring any dividends prior to a business combination.

Trading of Securities in Secondary Market

The Company presently has 235,176,673 shares of common stock issued and outstanding, of which 219,673,603 are “restricted securities”, as that term is defined under Rule 144 promulgated under the Securities Act, in that such shares were issued in private transactions not involving a public offering.

Following a business combination, a target company will normally wish to list its common stock for trading in one or more United States stock exchange markets. We or the target company may elect to apply for such listing immediately following the business combination or at some later time.

To qualify for listing on the Nasdaq SmallCap Market, a company must have at least (i) net tangible assets of $4,000,000 or market capitalization of $50,000,000 or net income for two of the last three years of $750,000; (ii) public float of 1,000,000 shares with a market value of $5,000,000; (iii) a bid price of $4.00 per share; (iv) three market makers; (v) 300 shareholders and (vi) an operating history of one year or, if less than one year, $50,000,000 in market capitalization. For continued listing on the Nasdaq SmallCap Market, a company must have at least (i) net tangible assets of $2,000,000 or market capitalization of $35,000,000 or net income for two of the last three years of $500,000; (ii) a public float of 500,000 shares with a market value of $1,000,000; (iii) a bid price of $1.00; (iv) two market makers; and (v) 300 shareholders.

Alternatively, if a United States based target or acquiror company determines to apply, for example, for the OTC Markets, QB exchange, then the listing standards would be different than for Nasdaq and include, but are not limited to: (a) having audited annual financials by a Public Company Accounting Oversight Board (PCAOB) auditor, (b) meet minimum bid price test of $0.01 per share, (c) not be in bankruptcy, (d) have at least fifty beneficial shareholders (as that term is defined in the Securities and Exchange Act of 1934, as amended (“Exchange Act”), Rule 13d-3, each owning at least 100 shares, (e) have a freely traded public float of at least 10% of the total issued and outstanding of that security (or for companies with a freely traded public float of at least 5% (and $2 million in market value of public float), (f) have a transfer agent that participates in the Transfer Agent Verified Share Program (U.S. companies only), and (g) meet at least one of the SEC Reporting Standards, such as being in compliance with their SEC reporting requirements under the Exchange Act.

There are many different listing standards for other listing and quotation exchanges both U.S. and non-U.S. for each of U.S. based and non-U.S. based companies, so the above listing descriptions are for example purposes only. Other U.S. exchange listing standards may be found online, including at the respective websites for the NYSE (https://www.nyse.com/publicdocs/nyse/listing/NYSE_Initial_Listing_Standards_Summary.pdf), NASDAQ (https://listingcenter.nasdaq.com/assets/initialguide.pdf) and the OTC Markets (https://www.otcmarkets.com/learn/faqs).

As noted above, if, after a business combination, we do not meet the qualifications for listing on the Nasdaq SmallCap Market, we may apply for quotation of our securities on OTC Bulletin Board. In certain cases, we may elect to have our securities initially quoted in the OTC Markets “pink sheets” published by the Pink Sheets, LLC.

Rules 504, 505 and 506 of Regulation D

Rule 504 of Regulation D regarding exemption for limited offerings and sales of securities not exceeding $1,000,000 is not available to blank check companies. However, Rules 505 and 506 of Regulation D are available.

We have considered the possible need and intend to issue shares and conduct an equity or debt financing prior to or concurrent with a business combination or other strategic transaction relying on the exemption provided under Regulation D of the Securities Act of 1933, as amended, as the need arises to complete a business combination, to retain a consultant, finder or other professional to locate and investigate a potential target company or for any other requirement we deem necessary and in the interest of our shareholders. We do not intend to conduct a registered offering of our securities at this time. We are not currently involved in an offering of any securities, as our primary activity is currently limited to organizational efforts, sourcing a target for acquisition or merger or other strategic transaction, and preparing a registration statement on Form 10 to file with the SEC.

17

Transfer Agent

It is anticipated that Signature Stock Transfer, Inc., located at 14673 Midway Road, Suite 220, Addison, Texas, will act as transfer agent for the Company’s common stock. However, the Company may appoint a different transfer agent or act as its own until a merger candidate can be identified. Once a transfer agent has been retained, we will notify our stockholders and will provide all relevant contact and stock related information, such as its CUSIP number.

Debt Securities.

The Company entered into a Secured Note and Common Stock Purchase Agreement (the “Agreement”) with I2BF Biodiesel, Ltd. (“I2BF”) and Blue Day SC Ventures, (“Blue Day”) (each, an “Investor” and collectively, the “Investors”). The Company offered to the Investors: (a) a minimum of $3,000,000 in aggregate principal of Secured Promissory Notes (“Notes”) issued for new cash investment in the Company as of the date of the Agreement (the “Initial Investment”), (b) $12,382,271 in aggregate principal amount of Notes issued concurrently with the Initial Investment in exchange for the surrender and cancellation of existing indebtedness and equity securities of the Company outstanding in favor of the Investors, (c) up to an additional $1,725,000 principal amount of Notes issued to I2BF in a subsequent closing, and (d) as consideration for such new investment and the restructuring of the existing indebtedness and equity securities, common stock representing an aggregate of forty-five percent (45%) of the fully diluted equity of the Company and certain adjustment rights relating to such common stock as are set forth in the Agreement. The first Closing on July 15, 2009 (the “Initial Closing”) was for the sale of Notes in the aggregate principal amount of $15,382,271 and an aggregate of 55,586,157 shares of the Common Stock of the Company, evidencing not less than 39.895% of the outstanding the common stock determined on a fully diluted basis, and was consummated simultaneously with the execution of the Agreement (the “Closing Date”).

I2BF was required to make an additional investment in Notes with an aggregate principal amount of $1,725,000 and be issued 10,238,381 additional shares of Common Stock, and an additional Closing shall be held with respect to such investment (the “Balance Closing”) if and as soon as practicable following the closing of the credit facility currently under negotiation between the Company and Banco Internacional del Perú S.A.A. (“Interbank”) and evidenced by that certain letter of intent dated May 29, 2009 (the “Interbank Facility”), provided that the Interbank Facility shall provide credit to the Company and its subsidiaries of not less than $15,000,000. The obligation (but not the right) of I2BF to participate in the Balance Closing shall cease in the event that the Interbank Facility was not closed by October 15, 2009.

In light of the age of this debt obligation, unless its terms have been amended to avoid the six year statute of limitations under NRS 11.190(1)(b) for initiating collection actions for written debt obligations, it may no longer be a valid claim against us. To ascertain with certainty whether that is the case, we filed on September 20, 2021 an Application by Custodia to Bar Unasserted Claims in the District Court of the State of Nevada in and for Clark County.

Other Securities to be Registered.

None.

Item 12.	Indemnification of Directors and Officers.

Nevada Revised Statutes (“NRS”) Section 145 provides us with the power to indemnify any of our directors, officers, employees and agents. The person entitled to indemnification must have conducted himself in good faith, and must reasonably believe that his conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe that his conduct was unlawful.

18

Under NRS section 145, advances for expenses may be made by agreement if the director or officer affirms in writing that he has met the standards for indemnification and will personally repay the expenses if it is determined that such officer or director did not meet those standards.

Our bylaws include an indemnification provision under which we have the power to indemnify our directors, officers, former directors and officers, employees and other agents (including heirs and personal representatives) against all costs, charges and expenses actually and reasonably incurred, including an amount paid to settle an action or satisfy a judgment to which a director or officer is made a party by reason of being or having been a director or officer of the Company. Our bylaws further provide for the advancement of all expenses incurred in connection with a proceeding upon receipt of an undertaking by or on behalf of such person to repay such amounts if it is determined that the party is not entitled to be indemnified under our bylaws. No advance will be made by the Company to a party if it is determined that the party acting in bad faith. These indemnification rights are contractual, and as such will continue as to a person who has ceased to be a director, officer, employee or other agent, and will inure to the benefit of the heirs, executors and administrators of such a person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 13.	Financial Statements and Supplementary Data.

We set forth below a list of our audited financial statements included in this Registration Statement on Form 10*.

(i)	Balance Sheet as of December 31, 2019, and December 31, 2020.
(ii)	Statement of Operations for the period January 1, 2019 through December 31, 2019, and for the period from January 1, 2020 through December 31, 2020.
(iii)	Statement of Changes in Stockholders’ Equity (Deficit) for the period from January 1, 2019 through December 31, 2019, and for the period from January 1, 2020 through December 31, 2020.
(iv)	Statement of Cash Flows for the period from January 1, 2019 through December 31, 2019, and for the period from January 1, 2020 through December 31, 2020..
(v)	Notes to Financial Statements.

*The financial statements follow page F-1 to this Registration Statement on Form 10.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are not and have not been any disagreements between the Company and its accountants on any matter of accounting principles, practices or financial statement disclosure.

Item 15.	Financial Statements and Exhibits.

(a)	Financial Statements.

The financial statements included in this Registration Statement on Form 10 are listed in Item 13 and commence following page F-1.

(b)	Exhibits.

Exhibit Number	Description
3.1*	Articles of Incorporation, as amended
3.2*	Bylaws
23.1	Consent of the Independent Registered Public Accounting Firm

*Incorporated by reference from the registrant’s Form 10-KSB as filed on April 15, 2008.

19

20

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Stratos Renewables Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Stratos Renewables Corporation (the “Company”) as of December 31, 2020 and 2019, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company’s auditor since 2021

Lakewood, CO

September 28, 2021

F-1

STRATOS RENEWABLES CORPORATION

BALANCE SHEETS (UNAUDITED)

	March 31, 2021	December 31, 2020
ASSETS
CURRENT ASSETS
Cash	$-	$-
Prepaid expenses and other current assets	-	-
Total current assets	-	-

Total non-current assets	-	-
TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable	$-	$-
Note payable – former officer	-	-
Total current liabilities	-	-

TOTAL LIABILITIES	-	-

STOCKHOLDERS’ DEFICIT
Preferred stock, par value $0.001; 50,000,000 shares authorized; 0 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	-	-
Common stock, par value $0.001; 350,000,000 shares authorized, 235,176,673 shares issued and outstanding as of March 31, 2021 and 2020, respectively	235,177	235,177
Additional paid in capital	-	-
Accumulated deficit	(235,177)	(235,177
Total stockholders’ deficit	-	-
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$-	$-

See notes to financial statements.

F-2

STRATOS RENEWABLES CORPORATION

STATEMENTS OF OPERATIONS (UNAUDITED)

THREE MONTHS ENDED MARCH 31, 2021 AND 2020

	2021	2020

REVENUES	$-	$-

COST OF REVENUES	-	-

GROSS PROFIT	-	-

OPERATING EXPENSES:
Professional fees	-	-
General and administrative	-	-
Total operating expenses	-	-
LOSS FROM OPERATIONS BEFORE OTHER EXPENSES	-	-

OTHER INCOME (EXPENSE):
Interest expense, net of interest income	-	-
Total other income (expense)	-	-
LOSS FROM OPERATIONS BEFORE BENEFIT (PROVISION) FOR INCOME TAXES	-	-
BENEFIT (PROVISION) FOR INCOME TAXES	-	-
NET LOSS	$-	$-

NET LOSS PER SHARE
Basic and diluted	$-	$-

SHARES USED IN CALCULATION OF NET LOSS PER SHARE
Basic and diluted	235,176,673	235,176,673

See notes to financial statements.

F-3

STRATOS RENEWABLES CORPORATION

STATEMENTS OF CASH FLOWS (UNAUDITED)

THREE MONTHS ENDED MARCH 31, 2021 AND 2020

	2021	2020

Cash flows from operating activities:
Net loss	$-	$-
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Shares issued for services	-	-
Changes in assets and liabilities
Prepaid expenses	-	-
Accounts payable and accrued expenses	-	-
Net cash provided by (used in) operating activities	-	-

Cash flows from financing activities:
Proceeds from exercise of warrants	-	-
Proceeds from issuance of common stock	-	-
Proceeds from notes payable	-	-
Net cash provided by financing activities	-	-
NET INCREASE (DECREASE) IN CASH	-	-
Cash - beginning of year	-	-
Cash - end of year	$-	$-

SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

See notes to financial statements.

F-4

STRATOS RENEWABLES CORPORATION

STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT (UNAUDITED)

THREE MONTHS ENDED MARCH 31, 2021 AND 2020

	Preferred		Common		Additional Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balances at December 31, 2019	-	$-	235,176,673	$235,177	$-	$(235,177)	$	(-)

Net loss for the period		-		-	-	(-)		(-)

Balances at March 31, 2020	-	$-	235,176,673	$235,177	$-	$(235,177)	$	(-)

Balances at December 31, 2020	-	$-	235,176,673	$235,177	$-	$(235177)		$ (-)

Net loss for the period	-	-	-	-	-	(-)		(-)

Balances at March 31, 2021	-	$-	235,176,673	$235,177	$-	$(235,177)	$	(-)

See notes to financial statements.

F-5

STRATOS RENEWABLES CORPORATION

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2021

NOTE 1- NATURE OF OPERATIONS

Nature of Operations

Stratos Renewables Corporation (the “Company”) was incorporated in the State of Nevada on September 29, 2004. The Company was a development import/export business in products derived from hydrocarbons and bio-fuels. They ceased doing business and dissolved on May 27, 2014. On June 15, 2021, the Company was revived and is exploring opportunities to identify targets for acquisition.

The Company had a subsidiary Stratos del Peru S.A.C. in Peru. This entity is no longer active and there is no current ownership in this entity and not included in the Company’s financial statements.

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements are presented as unaudited and in United States dollars and have been prepared in accordance with generally accepted accounting principles in the United States of America. The Company believes that these financial statements present fairly, in all material respects, the financial position of the Company and the results of its operations and cash flows for the periods presented.

NOTE 3-STOCKHOLDERS’ DEFICIT

There have been no common or preferred stock transactions since the Company was dissolved in 2014. There are no stock options or warrants outstanding as of March 31, 2021 and December 31, 2020.

NOTE 4 – GOING CONCERN

The Company concluded that due to the change in management and revival of the entity, these conditions raise substantial doubt about the Company’s ability to continue as a going concern for one year from the date the financial statements are issued.

Management intends to identify potential merger candidates to provide operating revenues and profitability. Our ability to effectively identify, develop and implement a viable plan for our business may be hindered by risks and uncertainties which are beyond our control, including without limitation, the continued negative effects of the coronavirus pandemic on the U.S. and global economies. Even though management believes this plan will allow the Company to continue as a going concern, there are no guarantees to the successful execution of this plan.

These financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable period of time.

Impact of COVID-19

The COVID-19 pandemic has not had a material impact on the Company, particularly due to our lack of operations.

F-6

STRATOS RENEWABLES CORPORATION

BALANCE SHEETS (UNAUDITED)

	June 30, 2021	December 31, 2020
ASSETS
CURRENT ASSETS
Cash	$-	$-
Prepaid expenses and other current assets	-	-
Total current assets	-	-

Total non-current assets	-	-
TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable	$-	$-
Note payable – former officer	-	-
Total current liabilities	-	-

TOTAL LIABILITIES	-	-

STOCKHOLDERS’ DEFICIT
Preferred stock, par value $0.001; 50,000,000 shares authorized; 0 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	-	-
Common stock, par value $0.001; 350,000,000 shares authorized, 235,176,673 shares issued and outstanding as of June 30, 2021 and 2020, respectively	235,177	235,177
Additional paid in capital	-	-
Accumulated deficit	(235,177)	(235,177
Total stockholders’ deficit	-	-
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$-	$-

See notes to financial statements.

F-7

STRATOS RENEWABLES CORPORATION

STATEMENTS OF OPERATIONS (UNAUDITED)

SIX MONTHS ENDED JUNE 30, 2021 AND 2020

	2021	2020

REVENUES	$-	$-

COST OF REVENUES	-	-

GROSS PROFIT	-	-

OPERATING EXPENSES:
Professional fees	-	-
General and administrative	-	-
Total operating expenses	-	-
LOSS FROM OPERATIONS BEFORE OTHER EXPENSES	-	-

OTHER INCOME (EXPENSE):
Interest expense, net of interest income	-	-
Total other income (expense)	-	-
LOSS FROM OPERATIONS BEFORE BENEFIT (PROVISION) FOR INCOME TAXES	-	-
BENEFIT (PROVISION) FOR INCOME TAXES	-	-
NET LOSS	$-	$-

NET LOSS PER SHARE
Basic and diluted	$-	$-

SHARES USED IN CALCULATION OF NET LOSS PER SHARE
Basic and diluted	235,176,673	235,176,673

See notes to financial statements.

F-8

STRATOS RENEWABLES CORPORATION

STATEMENTS OF CASH FLOWS (UNAUDITED)

SIX MONTHS ENDED JUNE 30, 2021 AND 2020

	2021	2020

Cash flows from operating activities:
Net loss	$-	$-
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Shares issued for services	-	-
Changes in assets and liabilities
Prepaid expenses	-	-
Accounts payable and accrued expenses	-	-
Net cash provided by (used in) operating activities	-	-

Cash flows from financing activities:
Proceeds from exercise of warrants	-	-
Proceeds from issuance of common stock	-	-
Proceeds from notes payable	-	-
Net cash provided by financing activities	-	-
NET INCREASE (DECREASE) IN CASH	-	-
Cash - beginning of year	-	-
Cash - end of year	$-	$-

SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

See notes to financial statements.

F-9

STRATOS RENEWABLES CORPORATION

STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT (UNAUDITED)

SIX MONTHS ENDED JUNE 30, 2021 AND 2020

	Preferred		Common		Additional Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balances at December 31, 2019	-	$-	235,176,673	$235,177	$-	$(235,177)	$	(-)

Net loss for the period		-		-	-	(-)		(-)

Balances at June 30, 2020	-	$-	235,176,673	$235,177	$-	$(235,177)		$ (-)

Balances at December 31, 2020	-	$-	235,176,673	$235,177	$-	$(235177)		$ (- )

Net loss for the period	-	-	-	-	-	(-)		(- )

Balances at June 30, 2021	-	$-	235,176,673	$235,177	$-	$(235,177)		$ (- )

See notes to financial statements.

F-10

STRATOS RENEWABLES CORPORATION

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2021

NOTE 1- NATURE OF OPERATIONS

Nature of Operations

Stratos Renewables Corporation (the “Company”) was incorporated in the State of Nevada on September 29, 2004. The Company was a development import/export business in products derived from hydrocarbons and bio-fuels. They ceased doing business and dissolved on May 27, 2014. On June 15, 2021, the Company was revived and is exploring opportunities to identify targets for acquisition.

The Company had a subsidiary Stratos del Peru S.A.C. in Peru. This entity is no longer active and there is no current ownership in this entity and not included in the Company’s financial statements.

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements are presented as unaudited and in United States dollars and have been prepared in accordance with generally accepted accounting principles in the United States of America. The Company believes that these financial statements present fairly, in all material respects, the financial position of the Company and the results of its operations and cash flows for the periods presented.

NOTE 3-STOCKHOLDERS’ DEFICIT

There have been no common or preferred stock transactions since the Company was dissolved in 2014. There are no stock options or warrants outstanding as of June 30, 2021 and December 31, 2020.

NOTE 4 – GOING CONCERN

The Company concluded that due to the change in management and revival of the entity, these conditions raise substantial doubt about the Company’s ability to continue as a going concern for one year from the date the financial statements are issued.

Management intends to identify potential merger candidates to provide operating revenues and profitability. Our ability to effectively identify, develop and implement a viable plan for our business may be hindered by risks and uncertainties which are beyond our control, including without limitation, the continued negative effects of the coronavirus pandemic on the U.S. and global economies. Even though management believes this plan will allow the Company to continue as a going concern, there are no guarantees to the successful execution of this plan.

These financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable period of time.

Impact of COVID-19

The COVID-19 pandemic has not had a material impact on the Company, particularly due to our lack of operations.

F-11

STRATOS RENEWABLES CORPORATION

BALANCE SHEETS (UNAUDITED)

	December 31, 2020	December 31, 2019
ASSETS
CURRENT ASSETS
Cash	$-	$-
Prepaid expenses and other current assets	-	-
Total current assets	-	-

Total non-current assets	-	-
TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable	$-	$-
Note payable – former officer	-	-
Total current liabilities	-	-

TOTAL LIABILITIES	-	-

STOCKHOLDERS’ DEFICIT
Preferred stock, par value $0.001; 50,000,000 shares authorized; 0 shares issued and outstanding as of December 31, 2020 and 2019, respectively	-	-
Common stock, par value $0.001; 350,000,000 shares authorized, 235,176,673 shares issued and outstanding as of December 31, 2020 and 2019, respectively	235,177	235,177
Additional paid in capital	-	-
Accumulated deficit	(235,177)	(235,177)
Total stockholders’ deficit	-	-
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$-	$-

See notes to financial statements.

F-12

STRATOS RENEWABLES CORPORATION

STATEMENTS OF OPERATIONS (UNAUDITED)

YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019

REVENUES	$-	$-

COST OF REVENUES	-	-

GROSS PROFIT	-	-

OPERATING EXPENSES:
Professional fees	-	-
General and administrative	-	-
Total operating expenses	-	-
LOSS FROM OPERATIONS BEFORE OTHER EXPENSES	-	-

OTHER INCOME (EXPENSE):
Interest expense, net of interest income	-	-
Total other income (expense)	-	-
LOSS FROM OPERATIONS BEFORE BENEFIT (PROVISION) FOR INCOME TAXES	-	-
BENEFIT (PROVISION) FOR INCOME TAXES	-	-
NET LOSS	$-	$-

NET LOSS PER SHARE
Basic and diluted	$-	$-

SHARES USED IN CALCULATION OF NET LOSS PER SHARE
Basic and diluted	235,176,673	235,176,673

See notes to financial statements.

F-13

STRATOS RENEWABLES CORPORATION

STATEMENTS OF CASH FLOWS (UNAUDITED)

YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019

Cash flows from operating activities:
Net loss	$-	$-
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Shares issued for services	-	-
Changes in assets and liabilities
Prepaid expenses	-	-
Accounts payable and accrued expenses	-	-
Net cash provided by (used in) operating activities	-	-

Cash flows from financing activities:
Proceeds from exercise of warrants	-	-
Proceeds from issuance of common stock	-	-
Proceeds from notes payable	-	-
Net cash provided by financing activities	-	-
NET INCREASE (DECREASE) IN CASH	-	-
Cash - beginning of year	-	-
Cash - end of year	$-	$-

SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

See notes to financial statements.

F-14

STRATOS RENEWABLES CORPORATION

STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT (UNAUDITED)

YEARS ENDED DECEMBER 31, 2020 AND 2019

	Preferred		Common		Additional Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balances at December 31, 2018	-	$-	235,176,673	$235,177	$-	$(235,177)	$ (- )

Net loss for the year		-		-	-	(-)	(- )

Balances at December 31, 2019	-	$-	235,176,673	$235,177	$-	$(235,177)	$ (- )

Net loss for the year	-	-	-	-	-	(-)	(- )

Balances at December 31, 2020	-	$-	235,176,673	$235,177	$-	$(235,177)	$ (- )

See notes to financial statements.

F-15

STRATOS RENEWABLES CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

NOTE 1- NATURE OF OPERATIONS

Nature of Operations

Stratos Renewables Corporation (the “Company”) was incorporated in the State of Nevada on September 29, 2004. The Company was a development import/export business in products derived from hydrocarbons and bio-fuels. They ceased doing business and dissolved on May 27, 2014. On June 15, 2021, the Company was revived and is exploring opportunities to identify targets for acquisition.

The Company had a subsidiary Stratos del Peru S.A.C. in Peru. This entity is no longer active and there is no current ownership in this entity and not included in the Company’s financial statements.

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements are presented as unaudited and in United States dollars and have been prepared in accordance with generally accepted accounting principles in the United States of America. The Company believes that these financial statements present fairly, in all material respects, the financial position of the Company and the results of its operations and cash flows for the periods presented.

NOTE 3-STOCKHOLDERS’ DEFICIT

There have been no common or preferred stock transactions since the Company was dissolved in 2014. There are no stock options or warrants outstanding as of December 31, 2020 and 2019.

NOTE 4– GOING CONCERN

The Company concluded that due to the change in management and revival of the entity, these conditions raise substantial doubt about the Company’s ability to continue as a going concern for one year from the date the financial statements are issued.

Management intends to identify potential merger candidates to provide operating revenues and profitability. Our ability to effectively identify, develop and implement a viable plan for our business may be hindered by risks and uncertainties which are beyond our control, including without limitation, the continued negative effects of the coronavirus pandemic on the U.S. and global economies. Even though management believes this plan will allow the Company to continue as a going concern, there are no guarantees to the successful execution of this plan.

These financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable period of time.

Impact of COVID-19

The COVID-19 pandemic has not had a material impact on the Company, particularly due to our lack of operations.

NOTE 5 – SUBSEQUENT EVENTS

On June 15, 2021, the Company was revived in the State of Nevada. George Sharp was awarded custodianship.

F-16

STRATOS RENEWABLES CORPORATION

BALANCE SHEETS (UNAUDITED)

	December 31, 2019	December 31, 2018
ASSETS
CURRENT ASSETS
Cash	$-	$-
Prepaid expenses and other current assets	-	-
Total current assets	-	-

Total non-current assets	-	-
TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable	$-	$-
Note payable – former officer	-	-
Total current liabilities	-	-

TOTAL LIABILITIES	-	-

STOCKHOLDERS’ DEFICIT
Preferred stock, par value $0.001; 50,000,000 shares authorized; 0 shares issued and outstanding as of December 31, 2019 and 2018, respectively	-	-
Common stock, par value $0.001; 350,000,000 shares authorized, 235,176,673 shares issued and outstanding as of December 31, 2019 and 2018, respectively	235,177	235,177
Additional paid in capital	-	-
Accumulated deficit	(235,177)	(235,177)
Total stockholders’ deficit	-	-
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$-	$-

See notes to financial statements.

F-17

STRATOS RENEWABLES CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2019

NOTE 1- NATURE OF OPERATIONS

Nature of Operations

Stratos Renewables Corporation (the “Company”) was incorporated in the State of Nevada on September 29, 2004. The Company was a development import/export business in products derived from hydrocarbons and bio-fuels. They ceased doing business and dissolved on May 27, 2014. On June 15, 2021, the Company was revived and is exploring opportunities to identify targets for acquisition.

The Company had a subsidiary Stratos del Peru S.A.C. in Peru. This entity is no longer active and there is no current ownership in this entity and not included in the Company’s financial statements.

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements are presented as unaudited and in United States dollars and have been prepared in accordance with generally accepted accounting principles in the United States of America. The Company believes that these financial statements present fairly, in all material respects, the financial position of the Company and the results of its operations and cash flows for the periods presented.

NOTE 3-STOCKHOLDERS’ DEFICIT

There have been no common or preferred stock transactions since the Company was dissolved in 2014. There are no stock options or warrants outstanding as of December 31, 2019 and 2018.

NOTE 4 – GOING CONCERN

The Company concluded that due to the change in management and revival of the entity, these conditions raise substantial doubt about the Company’s ability to continue as a going concern for one year from the date the financial statements are issued.

Management intends to identify potential merger candidates to provide operating revenues and profitability. Our ability to effectively identify, develop and implement a viable plan for our business may be hindered by risks and uncertainties which are beyond our control, including without limitation, the continued negative effects of the coronavirus pandemic on the U.S. and global economies. Even though management believes this plan will allow the Company to continue as a going concern, there are no guarantees to the successful execution of this plan.

These financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable period of time.

Impact of COVID-19

The COVID-19 pandemic has not had a material impact on the Company, particularly due to our lack of operations.

NOTE 5 – SUBSEQUENT EVENTS

On June 15, 2021, the Company was revived in the State of Nevada. George Sharp was awarded custodianship.

F-18

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 28, 2021	Stratos Renewables Corporation

	By:	/s/ George Sharp
George Sharp President and Director Principal Executive Officer Principal Financial Officer

21